AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 1998
                                                       REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------


                               CHIC BY H.I.S, INC.
             (Exact name of registrant as specified in its charter)
                               ------------------


           DELAWARE                        2325                    13-3494627
(State or other jurisdiction of      Primary Standard          (I.R.S. Employer
incorporation or organization)  (Industrial Classification   Identification No.)
                                        Code Number)

                                  1372 BROADWAY
                            NEW YORK, NEW YORK 10018
                                 (212) 302-6400
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)
                               ------------------

                               BURTON M. ROSENBERG
                             CHIEF EXECUTIVE OFFICER
                               CHIC BY H.I.S, INC.
                                  1372 BROADWAY
                            NEW YORK, NEW YORK 10018
                                 (212) 302-6400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               ------------------
                                    Copy to:

                            BRUCE A. GUTENPLAN, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000
                               ------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]
                               ------------------



                                                    CALCULATION OF REGISTRATION FEE

          TITLE OF EACH CLASS                                  PROPOSED                  PROPOSED
             OF SECURITIES             AMOUNT TO BE        MAXIMUM OFFERING         MAXIMUM AGGREGATE            AMOUNT OF
           TO BE REGISTERED             REGISTERED        PRICE PER SHARE(1)          OFFERING PRICE          REGISTRATION FEE
=================================== ==================  =======================  ======================== ========================
Common Stock, $.01 par value.......     1,150,043               $ 8.31                 $ 9,556,857                $ 2,819
=================================== ==================  =======================  ======================== ========================


(1) Estimated solely for the purpose of computing the registration fee at the average of the reported high ($ 8.56) and low ($ 8.06) prices of the Registrant's Common Stock on the New York Stock Exchange on February 20, 1998, in accordance with Rule 457(c) of the Securities Act of 1933.
                               ------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE
UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME
EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 25, 1998

PROSPECTUS
                                1,150,043 SHARES
                               CHIC BY H.I.S, INC.
                                  COMMON STOCK

                  All of the shares of Common Stock, par value $.01 per share ("Common Stock"), of Chic by H.I.S, Inc. (the "Company") offered hereby (the "Offering") may be sold from time to time by the selling stockholder named herein (the "Selling Stockholder") in transactions on the New York Stock Exchange (the "NYSE") or otherwise at prices and on terms prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions or otherwise. See "Plan of Distribution." The aggregate proceeds to the Selling Stockholder from the sale of the Common Stock offered hereby will be the purchase price thereof, less the aggregate brokerage commissions, agent's discount or underwriter's discount, if any, and the expenses of distribution not borne by the Company. The Company will not receive any of the proceeds from the sale of Common Stock offered hereby. All expenses incurred in connection with this Offering, estimated at approximately $18,000, will be borne by the Company, other than approximately $ 1,594 of expenses to be borne by the Selling Stockholder and any commissions or discounts paid or allowed by the Selling Stockholder to underwriters, dealers, brokers or agents.

                  The Common Stock is traded on the NYSE under the symbol "JNS." On February 23, 1998, the last reported sales price of the Common Stock on the NYSE was $7.69 per share.
                             ----------------------

                  SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK.
                             ----------------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                   ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.


                The date of this Prospectus is ____________,1998

                                  RISK FACTORS

                  THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR FORWARD-LOOKING STATEMENTS. EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, THE MATTERS DISCUSSED OR INCORPORATED BY REFERENCE HEREIN ARE FORWARD- LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS OF THE COMPANY, OR INDUSTRY RESULTS, TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS, THE RISK FACTORS SET FORTH BELOW AS WELL AS THE FOLLOWING: GENERAL ECONOMIC AND BUSINESS CONDITIONS; INDUSTRY CAPACITY; FASHION, APPAREL AND OTHER INDUSTRY TRENDS; COMPETITION; OVERSEAS EXPANSION; THE LOSS OF MAJOR CUSTOMERS; CHANGES IN DEMAND FOR THE COMPANY'S PRODUCTS; COST AND AVAILABILITY OF RAW MATERIALS; CHANGES IN BUSINESS STRATEGY OR DEVELOPMENT PLANS; QUALITY OF MANAGEMENT; AND AVAILABILITY, TERMS AND DEPLOYMENT OF CAPITAL. SPECIAL ATTENTION SHOULD BE PAID TO SUCH FORWARD- LOOKING STATEMENTS INCLUDING, BUT NOT LIMITED TO, STATEMENTS RELATING TO THE COMPANY'S ABILITY TO OBTAIN SUFFICIENT FINANCIAL RESOURCES TO MEET ITS CAPITAL EXPENDITURES AND WORKING CAPITAL NEEDS, FINANCIAL RISKS ASSOCIATED WITH CUSTOMERS EXPERIENCING FINANCIAL DIFFICULTIES, THE BENEFITS EXPECTED TO BE DERIVED FROM THE RESTRUCTURING DESCRIBED IN CERTAIN DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, INTERNATIONAL EXPANSION AND COMPETITION.

                  AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE PURCHASING THE COMMON STOCK OFFERED HEREBY.

                  DEPENDENCE ON MAJOR CUSTOMERS. The Company's two largest customers, Kmart Corporation ("K-Mart") and Target, a division of Dayton Hudson Corporation ("Target") together accounted for approximately 38% and 30% of the Company's consolidated net sales during fiscal 1996 and fiscal 1997, respectively. Each of these customers accounted for more than ten percent of the Company's consolidated net sales in fiscal 1996, while only K-Mart represented more than ten percent of the Company's consolidated net sales in fiscal 1997. The loss of either K-Mart or Target could have an adverse effect on the results of the Company's operations. In addition, several of the Company's licensees sell products bearing the Company's trademarks to the same retailers, including K-Mart. The Company has no long-term commitments or long-term contracts with any of its customers.

                  RECENT APPAREL INDUSTRY TRENDS. Competition in the apparel industry has been exacerbated by the recent consolidations and closings of major stores. Like many of its competitors, the Company sells to certain retailers who have recently experienced financial difficulties and some of whom are currently operating under the protection of the federal bankruptcy laws. Although the Company monitors the financial condition of its customers, the Company cannot predict what effect, if any, the financial condition of such customers will have on the Company. The Company believes that developments to date within these companies have not had a material adverse effect on the Company's financial position or results of operations.

                  NATURE OF INDUSTRY; DEPENDENCE ON JEANS. The apparel industry is highly competitive and characterized generally by ease of entry. Many of the Company's competitors are substantially larger and have greater financial, marketing and other resources than the Company. The Company's revenues are derived principally from sales of jean products. Although the Company's products for the domestic market have historically been less sensitive to fashion trends than higher fashion lines, the apparel industry is subject to rapidly changing consumer preferences, which may have an adverse effect on the results of the Company's operations if the Company materially misjudges such preferences.

                  DEPENDENCE ON KEY PERSONNEL. The Company depends on the services of certain key personnel, including Mr. Burton M. Rosenberg, the Chairman of the Board and Chief Executive Officer of the Company. The Company believes that the loss of the services of any of these key personnel could have an adverse effect on the results of the Company's operations.

                  RISKS OF DOING BUSINESS OVERSEAS. In general, the Company believes that the demand for jeans in foreign markets is more susceptible to changes in fashion preferences than in the domestic market. In addition, it is not possible to predict accurately the effect that the continued elimination of trade barriers among members of the European Union will have on the Company's operations in Europe. The Company is also expanding its activities in Eastern Europe, where economic, political and financial conditions are changing rapidly, and has commenced manufacturing operations in Mexico in fiscal 1997. In general, there can be no assurance that the results of the Company's European operations or the operations in Mexico will not be adversely affected by factors such as restrictions on transfer of funds, political instability, competition, the relative strength of the U.S. dollar, changes in fashion preferences and general economic conditions.

                  ABSENCE OF DIVIDENDS. The Company has not, in recent years, paid any cash or other dividends on its Common Stock, and there can be no assurance that the Company will pay cash dividends in the foreseeable future. As a holding company, the ability of the Company to pay dividends is dependent upon the receipt of dividends or other payments from its subsidiaries. The Company's domestic credit agreements (the "Loan Agreements") contain certain limitations on the Company's ability to pay dividends.

                  LEVERAGE AND FINANCIAL COVENANTS. Although debt and equity transactions have improved the Company's operating and financial flexibility, the Company continues to have indebtedness that could adversely affect its ability to respond to changing business and economic conditions. At November 1, 1997, the Company had an aggregate of approximately $44.3 million of indebtedness (including capital leases) outstanding and the Company's stockholders' equity was approximately $89.1 million. In addition, the Company's Loan Agreements contain covenants that impose certain operating and financial restrictions on the Company. Such restrictions affect, and in many respects limit or prohibit, among other things, the ability of the Company to incur additional indebtedness, create liens, sell assets, engage in mergers or acquisitions, make capital expenditures and pay dividends.

                  ANTI-TAKEOVER PROVISIONS. Certain provisions in the Company's charter documents, such as the authorization of "blank check" preferred stock and certain shareholder rights arising under the Company's Rights Agreement dated February 28, 1997, could have the effect of discouraging certain attempts to acquire the Company or remove incumbent directors even if some of the Company's stockholders deem such an attempt to be in the Company's and their best interest.

                  FUTURE SALES OF COMMON STOCK. The Company granted certain registration rights to the representatives of the underwriters of its initial public offering with respect to 600,000 shares of Common Stock underlying warrants sold to such representatives at the time of such offering and to other holders of an aggregate of 838,545 shares of Common Stock. The Company expects that certain of such warrantholders or stockholders or both may wish to sell shares of Common Stock in the relatively near future, either through the exercise of their registration rights or pursuant to Rule 144 or both. The shares of Common Stock offered hereby represent in the aggregate approximately 11.7% of the outstanding Common Stock.

                  No prediction can be made as to the effect, if any, that future sales of shares of Common Stock, or the availability of shares of Common Stock for future sale, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock. If such sales reduce the market price of the Common Stock, the Company's ability to raise additional capital in the equity markets could be adversely affected.


                                   THE COMPANY

                  The Company designs, manufactures and markets moderately priced, basic style, cotton denim jeans, casual pants and shorts for women, girls, men and boys, which are sold throughout the United States principally through mass merchandisers. The Company also markets similar apparel in Europe, primarily in Germany. In the United States, women's and girls' jeans and casual pants are generally marketed under the CHIC(R) brand name, and men's and boys' jeans and casual pants are generally marketed under the H.I.S(R) brand name, while in Europe all of the Company's apparel is sold under the H.I.S brand name.

                  The Company also licenses the use of its trademark, primarily the CHIC brand name, to manufacturers of a variety of products that the Company does not manufacture, including women's sportswear, intimate apparel, shirts, accessories, hosiery and footwear. Many of these products are sold by the same retailers that sell the Company's products and are generally promoted at the retail level in a manner that complements the Company's products. In the United States, the Company sells its apparel primarily to mass merchandisers. The Company's marketing and advertising strategy emphasizes the quality, comfortable fit and competitive pricing of its jeans and pants. The Company believes that its ability to respond quickly to its domestic customers' needs, as a result of its experienced manufacturing capabilities and its state-of-the-art ordering, inventory and management information systems, gives it an advantage over many of its competitors, particularly those which import finished goods. The Company's excellence in servicing mass merchandisers has been recognized by industry-wide awards and, in the opinion of management, is an important asset in maintaining and broadening its business.

                  Unless the context indicates otherwise, the term "Company," as used in this Prospectus, refers to Chic by H.I.S, Inc., its subsidiaries and its predecessors. The Company's executive offices are located at 1372 Broadway, New York, New York 10018, and its telephone number is (212) 302-6400.


                               RECENT DEVELOPMENT

                  On January 13, 1998, the Company announced that it had received a letter on January 12, 1998 from Herbert Denton of Providence Capital, Inc. notifying the Company of his intention to nominate 10 individuals for election to the Company's Board of Directors at the Company's 1998

Annual Meeting of Stockholders. On February 20, 1998, the Company announced that an agreement had been reached to reconstitute the Board of Directors in order to avert a contested election for directors. The new Board of Directors, which will be effective on March 7, 1998 (such day being the "Effective Date"), will initially consist of three incumbent directors, Burton M. Rosenberg, Richard K. Howe and Harvey Silverman, and four new directors, Arnold M. Amster, Herbert A. Denton, Daniel Rubin and Kenneth Zimmerman. Jesse S. Siegel, the Selling Stockholder, resigned from the Board effective on the Effective Date. The two remaining vacancies on the nine-person Board can be filled by the unanimous consent of the directors.


                                 USE OF PROCEEDS

                  The Company will not receive any of the proceeds from the sale of shares of Common Stock offered hereby, nor will any such proceeds be available for use by the Company or otherwise for the Company's benefit.


                               SELLING STOCKHOLDER

                  The shares of Common Stock offered hereby are being registered pursuant to the demand of Jesse S. Siegel (the "Selling Stockholder") pursuant to a Registration Rights Agreement, dated as of November 20, 1992, among the Company, the Selling Stockholder and certain other parties. Mr. Siegel has agreed to bear the filing fee of approximately $1,594 for registering 650,043 shares of Common Stock beneficially owned by him which are not covered by such Registration Rights Agreement and to pay the Company a fee in connection therewith of approximately $ 23,406.

                  The following table sets forth certain information regarding the beneficial ownership of the voting securities of the Company before and after the Offering by the Selling Stockholder. Until the Effective Date, the Selling Stockholder will be a director of the Company.



                                 SHARES OWNED             SHARES
                                  BEFORE THE              OFFERED       SHARES OWNED AFTER THE
                                   OFFERING               HEREBY              OFFERING (2)

                                          PERCENT-                                        PERCENT-
                           NUMBER          AGE (%)                        NUMBER           AGE (%)

Jesse S. Siegel......... 1,150,043 (1)      11.7        1,150,043           0                0


-----------
(1) Includes 10,000 shares of Common Stock that Mr. Siegel has the right to acquire pursuant to outstanding stock options.

(2)      Assumes that all the shares of Common Stock offered hereby are sold.

                              PLAN OF DISTRIBUTION

              The Selling Stockholder has advised the Company that he may from time to time offer and sell the shares of Common Stock offered hereby on the New York Stock Exchange (the "NYSE"), in privately negotiated transactions or otherwise at prices prevailing in such market or as may be negotiated at the time of sale. Such shares may also be publicly offered through agents, underwriters or dealers, in which event the Selling Stockholder may enter into agreements with respect to such offering. In effecting sales, brokers and dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive usual and customary commissions or discounts from the Selling Stockholder in amounts to be negotiated (and, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser). Brokers or dealers may agree with the Selling Stockholder to sell a specified number of shares at a stipulated price per share and, to the extent such a broker or dealer is unable to do so acting as agent for the Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder. Brokers or dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other brokers or dealers, including transactions of the nature described above) on the NYSE, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices or otherwise, and in connection with such resales may pay to or receive from the purchasers of such shares commissions as described above.

              Other than approximately $1,594 of expenses being borne by the Selling Stockholder, all expenses incurred in connection with the registration of the shares offered hereby, estimated at approximately $18,000, will be borne by the Company, except that any brokerage commissions or discounts paid or allowed by the Selling Stockholder to brokers, agents, underwriters or dealers shall also be payable by the Selling Stockholder. In connection with any sales, the Selling Stockholder and any brokers participating in such sales may be deemed to be "Underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts or commissions.

              In connection with the offering contemplated hereby, the Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act.


                                  LEGAL MATTERS

              The validity of the securities offered hereby has been passed upon for the Company by Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064.

                                     EXPERTS

              The consolidated financial statements and schedule of the Company incorporated by reference herein and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports with respect thereto, and are incorporated by reference herein and in the Registration Statement in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

              The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Registration Statement") (which term encompasses any amendments thereto) under the Securities Act, with respect to the shares of Common Stock offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits thereto.

              The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Copies of such reports, proxy statements and other information, as well as the Registration Statement and the exhibits thereto, filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which the Common Stock is listed. Materials that the Company files electronically with the Commission are available at the Commission's website (http://www.sec.gov), which contains reports, proxy statements, information statements and other information regarding registrants that file electronically with the Commission.


                       DOCUMENTS INCORPORATED BY REFERENCE

              The Company incorporates herein by reference the following documents filed with the Commission under the Exchange Act: (a) the Company's Annual Report on Form 10-K for the fiscal year ended November 1, 1997; (b) the Company's Current Report on Form 8-K filed on February 24, 1998; (c) an Information Statement filed by the Company on February 24, 1998 pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, as amended on February 25, 1998; and (d) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on May 8, 1997, as amended.

              All documents filed with the Commission by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement con tained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

              The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or telephone requests should be directed to Chief Financial Officer, Chic by H.I.S, Inc., 1372 Broadway, New York, New York 10018, telephone (212) 302-6400.

================================================================================

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Risk Factors............................................................... 2
The Company................................................................ 4
Use of Proceeds............................................................ 5
Recent Developments........................................................ 5
Selling Stockholder........................................................ 5
Plan of Distribution....................................................... 6
Legal Matters.............................................................. 7
Experts.................................................................... 7
Available Information ..................................................... 7
Documents Incorporated by
   Reference............................................................... 8

                              --------------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

================================================================================

================================================================================

                                1,150,043 Shares


                               CHIC BY H.I.S, INC.


                                  Common Stock


                                  -------------

                                   PROSPECTUS

                                  -------------


                                ___________, 1998

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  The following are the expenses of the issuance and distribution of the securities being registered, all of which will be paid by the Registrant, other than $1,594 in SEC registration fees being paid by Jesse
S. Siegel, the Selling Stockholder. All fees and expenses other than the SEC registration fee are estimated. The Selling Stockholder will bear the cost of all selling commissions payable with respect to the sale of the registered shares.

SEC registration fee....................................................  $2,819
Legal fees and expenses................................................. $10,000
Accounting fees and expenses............................................  $2,500
Miscellaneous...........................................................  $3,000

         Total.......................................................... $18,319
                                                                         =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145(a) of the Delaware General Corporation Law (the "GCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

                  Section 145(b) of the GCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

                  Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

                  Section 102(b)(7) of the GCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase that was illegal or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Restated Certificate of Incorporation contains such a provision.

                  Section 9 of the Restated Certificate of Incorporation and
Article 8 of the By-laws of the Company provide that, to the extent not prohibited by law, the Company shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company, or is or was serving in any capacity at the request of the Company for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). The By-laws provide that the foregoing indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled apart from the foregoing provisions.

                  Under Section 9 of the Restated Certificate of Incorporation and Article 8 of the By-laws, the Company is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Restated Certificate of Incorporation, the By-laws or under
Section 145 of the GCL or any other provision of law.

                  Pursuant to Section 8.2 of the Registration Rights Agreement, dated as of November 20, 1992, among Chrysler Capital Corporation, Whirlpool Financial Corporation, National Westminster Bank USA, B.T. Expedition, Inc. and Mr. Jesse S. Siegel (collectively, the "Holders") and the Company, in connection with any registration of the shares of Common Stock held by such Holders, each Holder has agreed to indemnify, under certain conditions, the Company and each officer, director and controlling person of the Company against certain liabilities.

                  Pursuant to Section 8.2 of the Registration Rights Agreement, dated as of January 22, 1993, among Kenbarb, Milan Danek, Nancy Siegel Jaffee, Hillary Siegel Levin and Stephen Weiner (the "Holders") and the Company, in connection with any registration of the shares of Common Stock held by the Holders, each of the Holders has agreed to indemnify, under certain conditions, the Company and each officer, director and controlling person of the Company against certain liabilities.

                  The Representatives' Warrant Agreement, dated as of February 18, 1993, among Nomura, Josephthal and Tucker Anthony (collectively, the "Representatives") and the Company, contains provisions by which the Representatives agree to indemnify the Company and each officer, director and controlling person of the Company against certain liabilities.

                  The Underwriting Agreement, dated June 22, 1994, among the Company, Tucker Anthony and the selling stockholder named therein, contains provisions by which Tucker Anthony and the selling stockholder agree to indemnify the Company and each officer, director and controlling person of the Company against certain liabilities.

ITEM 16.  EXHIBITS.

Exhibit No.                                     Description
-----------                                     -----------

   4.1    --      Restated Certificate of Incorporation of the Company.
                  (Incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 No. 33-56270.)

   4.2    --      By-laws of the Company. (Incorporated herein by reference to
                  Exhibit 3.4 to the Company's Registration Statement on Form
                  S-1 No. 33-56270.)

   4.3    --      Registration Rights Agreement, dated as of November 20, 1992, among the Company, Chrysler Capital Corporation, Whirlpool
                  Financial Corporation, NatWest, B.T. Expedition, Inc. and
                  Jesse S. Siegel. (Incorporated herein by reference to Exhibit
                  4.14 to the Company's Registration Statement on Form S-1 No.
                  33-56270).

   4.4    --      Registration Rights Agreement, dated as of January 22, 1993, among the Company, Kenbarb Corp., Milan Danek, Nancy Siegel
                  Jaffee, Hillary Siegel Levin and Stephen Weiner. (Incorporated herein by reference to Exhibit 4.4 to the Company's Annual
                  Report on Form 10-K for the fiscal year ended November 6, 1993.)

   4.5    --      Letter Agreement, dated as of February 23, 1998, between the
                  Company and Jesse S. Siegel.

   5.1    --      Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to the
                  legality of the Common Stock.

  23.1    --      Consent of BDO Seidman, LLP.

  23.2    --      Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in its opinion filed as Exhibit 5.1).

  24.1    --      Power of Attorney (included on signature page).

ITEM 17.  UNDERTAKINGS.


(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  (b)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                               (i)  To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (b)(1)(i) and (b)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (c) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 25, 1998.


                                                   CHIC BY H.I.S, INC.


                                                   By: /s/ Burton M. Rosenberg
                                                       -------------------------
                                                       Burton M.  Rosenberg
                                                       Chief Executive Officer


                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Burton M. Rosenberg and Stuart Jaeger or any of them his true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                       CAPACITY                      DATE
        ---------                       --------                      ----

/s/ Burton M. Rosenberg         Chairman of the Board, Chief   February 25, 1998
-----------------------         Executive Officer
Burton M. Rosenberg             and Director (Principal
                                Executive Officer)


/s/ Christine A. Hadjigeorge    Chief Financial Officer        February 25, 1998
----------------------------    and Treasurer (Principal
Christine A. Hadjigeorge        Financial Officer)


/s/ Stuart Jaeger               Secretary                      February 25, 1998
-----------------
Stuart Jaeger


/s/ Milan Danek                 Director                       February 25, 1998
---------------
Milan Danek


/s/ Richard K. Howe             Director                       February 25, 1998
-------------------
Richard K. Howe

        SIGNATURE                       CAPACITY                      DATE
        ---------                       --------                      ----


/s/ Hirsh Jacobson                      Director               February 25, 1998
------------------
Hirsh Jacobson


/s/ Roland L. Kimberlin                 Director               February 25, 1998
-----------------------
Roland L. Kimberlin


/s/ Robert F. Luehrs                    Director               February 25, 1998
--------------------
Robert F. Luehrs


/s/ Jesse S. Siegel                     Director               February 25, 1998
-------------------
Jesse S. Siegel


/s/ Harvey Silverman                    Director               February 25, 1998
--------------------
Harvey Silverman


/s/ Rica Spector                        Director               February 25, 1998
----------------
Rica Spector


/s/ Edward J. Walsh, Jr.                Director               February 25, 1998
------------------------
Edward J. Walsh, Jr.

                                  EXHIBIT INDEX

                                                                     SEQUENTIAL
                                                                        PAGE
EXHIBIT NO.                      DESCRIPTION                           NUMBER
-----------                      -----------                           ------

  4.1 --         Restated Certificate of Incorporation of the
                 Company.  (Incorporated herein by reference
                 to Exhibit 3.2 to the Company's Registration
                 Statement on Form S-1 No. 33-56270.)
  4.2 --         By-laws of the Company.  (Incorporated
                 herein by reference to Exhibit 3.4 to the
                 Company's Registration Statement on
                 Form S-1 No. 33-56270.)
  4.3 --         Registration Rights Agreement, dated as of
                 November 20, 1992, among the Company,
                 Chrysler Capital Corporation, Whirlpool
                 Financial Corporation, NatWest, B.T.
                 Expedition, Inc. and Jesse S. Siegel.
                 (Incorporated herein by reference to Exhibit
                 4.14 to the Company's Registration Statement
                 on Form S-1 No. 33-56270).
  4.4 --         Registration Rights Agreement, dated as of
                 January 22, 1993, among the Company,
                 Kenbarb Corp., Milan Danek, Nancy Siegel
                 Jaffee, Hillary Siegel Levin and Stephen
                 Weiner.  (Incorporated herein by reference to
                 Exhibit 4.4 to the Company's Annual Report
                 on Form 10-K for the fiscal year ended
                 November 6, 1993.)
  4.5 --         Letter Agreement, dated as of February 23,
                 1998 between the Company and Jesse S.
                 Siegel.
  5.1 --         Opinion of Paul, Weiss, Rifkind, Wharton &
                 Garrison as to the legality of the Common
                 Stock.
 23.1 --         Consent of BDO Seidman, LLP.
 23.2 --         Consent of Paul, Weiss, Rifkind, Wharton &
                 Garrison (included in its opinion filed as Exhibit
                 5.1).
 24.1 --         Power of Attorney (included on signature
                 page).